Exhibit 10.33

GUARANTY OF MOU

THIS GUARANTY OF MOU (“Guaranty”) is made as of the 22nd day of August, 2002 by CATELLUS DEVELOPMENT CORPORATION (“Guarantor”) in favor of TED ANTENUCCI, an individual residing in the State of Colorado (“Officer”) in connection with that certain Memorandum of Understanding of substantially even date herewith (the “MOU”) pursuant to which Officer is employed by a wholly-owned subsidiary of Guarantor (“Subsidiary”).

In consideration of Officer’s agreement to execute the MOU and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor does hereby agree with Officer as follows:

1. The MOU is hereby incorporated into and made a part of this Guaranty by this reference.

2. Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and punctual payment of all sums of salary, bonus, expenses, fees and any other amounts payable under the MOU. Guarantor’s obligations under this Guaranty are continuing and unconditional and shall terminate only upon termination of the MOU by either party and full and complete payment and performance of all guaranteed obligations thereunder as of the date of such termination.

3. Subject to the limitations hereinafter set forth, this Guaranty applies to, inures to the benefit of and binds all parties hereto, their heirs, devisees, legatees, executors, administrators, representatives, successors and assigns. Officer may not assign this Guaranty voluntarily or by operation of law.

4. This Guaranty shall constitute the entire agreement between Guarantor and the Officer with respect to the subject matter hereof.

5. Guarantor agrees that all questions, actions and disputes with respect to this Guaranty or the performance or enforcement thereof shall be settled by binding and non-appealable arbitration as provided in Paragraph 12 of the MOU.

6. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective. Time is strictly of the essence under this Guaranty and any amendment, modification or revision hereof.

Executed as of the date of the MOU.

CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation

By:	/s/ NELSON C. RISING
Nelson C. Rising Chairman of the Board and Chief Executive Officer